SHELL  ACQUISITION  AGREEMENT

     This SHELL ACQUISITION AGREEMENT dated as of February 24, 2000 (this "Agreement") is by and between DermaRx Corp., a Delaware corporation ("DMRX"), shareholders of DMRX who are the owners or otherwise represent at least 51% of all of the issued and outstanding common stock (the "Shareholders") and GoPublicNow.com, Inc. ("GPN"). DMRX and the Shareholders acknowledge and agree that the terms and provisions of this Agreement, including without limitation the shares of stock transferrable hereunder, will be assigned by GPN to other persons or entities.

     The respective Boards of Directors of DMRX and GPN and the Shareholders deem it advisable and in the best interests of their corporations and the respective shareholders of their corporations that GPN acquire securities of DMRX in accordance with the terms and conditions of this Reorganization and Stock Purchase Agreement.

     1.     Pre-Closing  Actions  of  DMRX.  Immediately  upon execution of this
            ------------------------------
Agreement and prior to any Closing as set forth herein, the Shareholders shall cause DMRX and DMRX shall undertake the following actions:

     DMRX shall undertake a transaction or transactions pursuant to which the assets and business of DMRX will be taken out of DMRX. DMRX anticipates that this transaction will be accomplished by the transfer of such assets and business to a subsidiary of DMRX, with a subsequent spin-off of such subsidiary to the DMRX existing shareholders. DMRX acknowledges and agrees that subsequent to such transaction or transactions, the total liabilities of DMRX shall not exceed $2,500 prior to the Closing;

     DMRX shall complete an S-8 Registration Statement with certain of its officers, directors and/or consultants in consideration for services provided to DMRX prior to the Closing for a total of 481,000 shares. Together with other shares presently held by the Shareholders, such shares equal or exceed 50% of the then issued and outstanding shares of DMRX;

     The Board of Directors of DMRX shall unanimously approve resolutions completing (a) an increase in the authorized common stock to 100,000,000 shares,
(b) a one for five reverse stock split of its shares such that the total issued and outstanding shares subsequent to the reverse stock split shall be approximately 500,000 shares; (c) approving the transaction set forth herein; and (d) approving a name change of the corporation to "GoPublicNow.com, Inc." contingent upon completion of the Closing herein.

     DMRX shall prepare and forward to its shareholders a Form 14C Information Statement relating to the proposed increase in authorized stock, the proposed reverse stock split and the transactions set forth herein.

     2.     At  the  Closing.
            -----------------

     Immediately prior to the Closing, the Shareholders shall be the owners of or otherwise represent not less than 250,000 shares of the issued and outstanding shares of common stock of DMRX consisting of not less than 50% of the then issued and outstanding Shares.

     Prior to Closing, the Shareholders shall have caused a minimum of 250,000 shares (the "Escrowed DMRX Shares") to be transferred to M. Richard Cutler, Esq., as escrow agent (the "Escrow Agent"), together with medallion guaranteed stock powers and any and all other documents required to transfer the Escrowed DMRX Shares to the Escrow Agent.

     Prior to the Closing, DMRX shall issue and deliver to the Escrow Agent for delivery at the Closing to shareholders of GPN an aggregate of up to 10,500,000 newly issued shares of DMRX (the "New DMRX Shares").

     At the Closing, DMRX shall complete a Registration Statement on Form S-8 to be completed with respect to a Consultant of DMRX for a total of 250,000 post-split shares (the "Consultant Shares");

     The Consultant Shares shall be deposited with the Escrow Agent at the Closing;

     At the Closing, Mick Schumacher or assigns ("Schumacher") shall receive by wire transfer on behalf of the Shareholders an aggregate of $300,000.00 in immediately available funds (the "Cash Proceeds").

     At the Closing, DMRX shall issue an aggregate of 50,000 shares of "restricted" common stock Schumacher or assigns as a finders fee.

     On or before the Closing Date, the Board of Directors of DMRX will deliver to GPN (i) authorized minutes of the board authorizing this transaction; and
(ii)  the  corporate  records  of  DMRX.

     The Escrowed DMRX Shares and the New DMRX Shares shall be issued in certificates in form and substance satisfactory to counsel for GPN.

     3.     Timing of Closing.  The Closing shall occur upon the satisfaction of
            -----------------
the conditions set forth in this Agreement and upon instructions from the parties hereto to the Escrow Agent. The Closing Date shall occur on or before March 31, 2000 (the "Target Closing Date") unless the Escrow Agent receives instructions otherwise from the parties or notice from a party that the conditions set forth herein have not occurred. In the event the Closing does not occur on or before the Target Closing Date (unless otherwise extended in writing by the parties), the Escrow Agent shall return the Escrowed DMRX Shares to the Shareholders; shall return the New DMRX Shares to DMRX and shall deliver to the transfer agent for cancellation the Consultant Shares.

     4.     Escrow  of  Escrowed  DMRX  Shares.  Immediately  subsequent  to the
            ----------------------------------
Closing and the commencement of trading of DMRX under the name "GoPublicNow.com, Inc." with an appropriate symbol on the Over-the-counter bulletin board maintained by Nasdaq ("OTCBB") (the "Escrow Sale Commencement Date"), the Escrow Agent shall undertake the sell the Escrowed DMRX Shares and/or the Consultant Shares on the OTCBB. The Escrow Agent shall distribute the net proceeds ("Proceeds") of such sales and/or the Escrowed DMRX Shares and/or the Consultant Shares as follows:

     Up to $1,000,000 from the first Proceeds (the "Target Proceeds") shall be forwarded by wire transfer to Schumacher or assigns on behalf of the Shareholders.

     In the event the Target Proceeds have not been wired to Schumacher or assigns on or before that date which is one month from the Escrow Sale Commencement Date, then the Target Proceeds payable to Schumacher or assigns on behalf of the Shareholders shall increase by 20% of the difference between the Target Proceeds previously payable and the amount of Proceeds actually paid to Schumacher or assigns. Such adjustment shall occur at each 30 day anniversary subsequent to the Escrow Sale Commencement Date until the full Target Proceeds, as adjusted, shall be paid.

     In the event the Target Proceeds, as potentially adjusted, are paid in full, the Shareholders shall have no further interest in the Escrowed DMRX Shares or the Consultant Shares.

     In the event the Target Proceeds, as adjusted, are not paid in full on or before that date which is 120 days from the Escrow Sale Commencement Date, any and all Escrowed DMRX Shares and/or Consultant Shares which remain in escrow shall be returned to Schumacher or assigns for distribution to the Shareholders.

     Prior to payment in full of the Target Proceeds, except as otherwise set forth herein GPN agrees not to issue any "freely tradeable" securities or register any securities for resale and to issue no more than 1,000,000 shares of "restricted" common stock.

     Prior to payment in full of the Target Proceeds, GPN agrees not to undertake any reverse stock split or other recapitalization of its common stock.

     5.     Finders  Fee.  At  the  Closing,  GPN  shall  cause DMRX to issue to
            ------------
Schumacher an aggregate of 20,000 shares of common stock (the "S-8 Shares") as a finders fee. GPN agrees to cause DMRX to register those shares on Form S-8 at GPN's sole expense (other than appropriate brokerage fees, commissions or other costs directly attributable to the sale of such S-8 Shares), within 30 days of payment in full of the Target Proceeds. Schumacher agrees to enter into a lock-up agreement with respect to the S-8 Shares pursuant to which he (i) will not sell any shares prior to payment in full of the Target Proceeds or 120 days, whichever comes first, and (ii) will not sell more than 5,000 shares per month thereafter.

     6.     Representations  of  the  Shareholders.     The  Shareholders
            --------------------------------------
individually  and  not  jointly  or  severally represent and warrant as follows:

     (a) Ownership of Shares. As of the Closing Date the Shareholders will be sole owners of the Escrowed DMRX Shares appearing of record in their respective names. The Escrowed DMRX Shares and the New DMRX Shares will be free from claims, liens or other encumbrances and, they will have the unqualified and unrestricted right to transfer such Escrowed DMRX Shares and New DMRX Shares except as provided under applicable federal and state securities laws;

     (b) Fully paid and Nonassessable. The Escrowed DMRX Shares and the New DMRX Shares constitute duly and validly issued shares of DMRX, and are fully paid and nonassessable, and they further represent that they have the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

     (c) Organization of DMRX; Authorization. DMRX is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of DMRX and this Agreement constitutes a valid and binding obligation of DMRX; enforceable against it in accordance with its terms.

     (d) Capitalization. The authorized capital stock of DMRX consists of 12,000,000 shares of common stock, par value $.05 per share, and no shares of preferred stock. As of the date of this Agreement, DMRX has 2,019,900 shares of common stock issued and outstanding. After the initial S-8 filing, DMRX will have no more than 2,500,000 shares of common stock issued and outstanding. After the reverse stock split and at the Closing, DMRX shall have no more than 500,000 shares of common stock issued and outstanding. No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of DMRX are validly issued, fully paid and non-assessable and they are not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of DMRX obligating DMRX to issue any additional shares of common or preferred stock or any of its securities of any kind. Except as set forth in
Section 1 hereto, DMRX will not issue any shares of capital stock from the date of this Agreement through the Closing Date. DMRX is a "reporting company" in accordance with Section 12(b) or 12(g) of the Securities Act of 1934, as amended (the "Exchange Act"), and has filed all required and/or appropriate annual, periodic and other reports required under the Exchange Act with the Securities and Exchange Commission. The Common Stock of DMRX is presently listed and trading on the OTCBB under the symbol "DMRX".

     (e) Ownership of DMRX Shares. The delivery of certificates to the Shareholders provided herein will result in the GPNs' or assigns, the Escrow Agent's or the shareholders of GPN, as the case may be, immediate acquisition of record and beneficial ownership of the Escrowed DMRX Shares and the New DMRX Shares, free and clear of all Encumbrances other than as required by Federal and State securities laws. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of DMRX.

     (f) No Conflict as to DMRX and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the sale of the DMRX Shares will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of DMRX or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of DMRX or any of its Subsidiaries under, any material agreement or commitment to which DMRX or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of DMRX or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to DMRX or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of DMRX and its Subsidiaries, taken as a whole.

     (g) Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by DMRX or any of either of their Subsidiaries in connection with the execution, delivery and performance of this Agreement by DMRX or the consummation of the sale of the DMRX Shares.

     (h) Other Consents. No consent of any Person is required to be obtained by DMRX to the execution, delivery and performance of this Agreement or the consummation of the sale of the DMRX Shares, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of DMRX.

     (i) Financial Statements. DMRX has delivered to the GPNs consolidated balance sheets of DMRX and its Subsidiaries as at February 28, 1998, February 28, 1999, and statements of income and changes in financial position for each of the years in the two-year periods then ended, together with the report thereon of DMRX's Schumacher & Associates, independent accountants, and the interim financial statements of DMRX as at November 30, 1998 and November 30, 1999 (the "DMRX Financial Statements"). Such DMRX Financial Statements and notes fairly present the consolidated financial condition and results of operations of DMRX and its Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto, and shall be utilizable in any SEC filing in compliance with Rule 310 of Regulation S-B promulgated under the Securities Act. DMRX has delivered or otherwise made available to GPN copies of all annual, quarterly and other periodic reports filed by DMRX with the SEC in accordance with the Exchange Act.

     (j) Title to Properties. Either DMRX or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the DMRX Financial Statements and all the material properties and assets purchased or otherwise acquired by DMRX or any of its Subsidiaries since the date of the DMRX Financial Statements. All properties and assets reflected in the DMRX Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the DMRX Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, and all of which are listed in the DMRX Disclosure Letter, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the DMRX Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of DMRX or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of DMRX and its Subsidiaries include all rights, properties and other assets necessary to permit DMRX and its Subsidiaries to conduct DMRX's business in all material respects in the same manner as it is conducted on the date of this Agreement.

     (k) Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by DMRX or its Subsidiaries are, in all respects material to the business or financial condition of DMRX and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. DMRX has not received notification that it or any of its Subsidiaries is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of DMRX and its Subsidiaries, taken as a whole or which would require a payment by DMRX or any of its subsidiaries in excess of $2,000 in the aggregate, and which has not been cured.

     (l) No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by DMRX or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefor, which action is likely to have a material adverse effect on the business or financial condition of DMRX and its Subsidiaries, taken as a whole.

     (m) Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving DMRX or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of DMRX and any of its Subsidiaries, taken as whole, or which would require a payment by DMRX or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither DMRX nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of DMRX or any of its Subsidiaries, taken as a whole, or which would require a payment by DMRX or its subsidiaries in excess of $2,000 in the aggregate.

     (n) Absence of Certain Changes. Since the date of the DMRX Financial Statements, neither DMRX nor any of its Subsidiaries has:

1. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of DMRX and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

3. issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

4. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

5. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

6. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

7. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

8. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

9. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

10. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

11. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business,
(ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

12. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $2,000 in the aggregate;

13. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

14. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;

15.     entered  into  any collective bargaining or union contract or agreement;
or

16. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of DMRX and its subsidiaries taken as a whole.

     (o) No Material Adverse Change. Since the date of the DMRX Financial Statements, there has not been any material adverse change in the business or financial condition of DMRX and its Subsidiaries taken as a whole. The DMRX SEC filings contain all material information with respect to the business, financial condition and operations of DMRX.

     (p) Contracts and Commitments. Neither DMRX nor any of its Subsidiaries is a party to any:

1. Contract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability on the part of DMRX or one of its Subsidiaries of more than $2,000 and not cancelable by DMRX or the relevant Subsidiary (without liability to DMRX or such Subsidiary) within 60 days;

2. Lease of personal property involving annual rental payments in excess of $2,000 and not cancelable by DMRX or the relevant Subsidiary (without liability to DMRX or such Subsidiary) within 90 days;

3. Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of DMRX or any of its Subsidiaries;

4. Commitment, contract or agreement that is currently expected by the management of DMRX to result in any material loss upon completion or performance thereof;

5. Contract, agreement or commitment that is material to the business of DMRX and its Subsidiaries, taken as a whole, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

6. Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

All such contracts and agreements are in full force and effect. Neither DMRX nor any or its Subsidiaries is in breach of, in violation of or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which DMRX or any of its Subsidiaries is a party or is or may be bound that relates to the business of DMRX or any of its Subsidiaries or to which any of the assets or properties of DMRX or any of its Subsidiaries is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or financial condition of DMRX and its Subsidiaries, taken as a whole.

     (q) Labor Relations. Neither DMRX nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of DMRX and its Subsidiaries, taken as a whole, (a) DMRX and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against DMRX or any of its Subsidiaries pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against DMRX or any of its Subsidiaries, (d) no representation question exists respecting the employees of DMRX or any of its Subsidiaries, (e) neither DMRX nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of DMRX or any of its Subsidiaries is currently being negotiated.
(r) Employee Benefit Plans. No material employee pension and welfare benefit plans covering employees of DMRX and its Subsidiaries is (1) a multi-employer plan as defined in Section 3(37) of ERISA, or (2) a defined benefit plan as defined in Section 3(35) of ERISA, any listed individual account pension plan is duly qualified as tax exempt under the applicable sections of the Code, each listed benefit plan and related funding arrangement, if any, has been maintained in all material respects in compliance with its terms and the provisions of ERISA and the Code.

     (s) Compliance with Law. The operations of DMRX and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of DMRX and its Subsidiaries, taken as a whole, or which would not require a payment by DMRX or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither DMRX nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. DMRX and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

     (t)     Tax  Matters.

1. DMRX and each of its Subsidiaries (1) has filed all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only DMRX and/or its Subsidiaries and not Seller or its other Affiliates (for the purposes of this Section, such tax Returns shall be considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and has paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such nonconsolidated and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

2. All consolidated or combined Tax Returns (except those described in subparagraph (1) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of DMRX or any of its Subsidiaries for any taxable period have been timely filed, and the income, activities, operations and transactions of DMRX and Subsidiaries have been properly included and reflected thereon. DMRX shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of DMRX or any Subsidiary, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, DMRX's consolidated federal income tax return for such taxable years. DMRX will timely file a consolidated federal income tax return for the taxable year ended December 31, 1999 and such return shall include and reflect the income, activities, operations and transactions of DMRX and Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and transactions of DMRX and Subsidiaries for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (2) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to DMRX or any of its Subsidiaries and do not generally relate to matters affecting other members of DMRX's consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. DMRX has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

3. Neither DMRX nor any of its Subsidiaries has agreed, or is required, to make any adjustment (x) under Section 481(a) of the Code by reason of a change in accounting method or otherwise or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

4. Neither DMRX nor any of its Subsidiaries or any predecessor or Affiliate of the foregoing has, at any time, filed a consent under Section 341(f)(1) of the Code, or agreed under Section 341(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

5. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to DMRX or its Subsidiaries, or their assets or operations and no power of attorney granted by DMRX or any of its Subsidiaries with respect to any Tax matter is currently in force.

6. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending or threatened against or with respect to any Tax attributable to DMRX, its Subsidiaries or their assets or operations.

7. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

8.     No  property  of DMRX is "tax-exempt use property " within the meaning of
Section 168(h) of the Code nor property that DMRX and/or its Subsidiaries will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

9. There have been delivered or made available to the GPNs true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by the GPNs as may be relevant to DMRX, its Subsidiaries, or their assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

10. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of DMRX or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to
Section  280G  or  162  of  the  Code.

     (t)     Environmental  Matters.

1. At all times prior to the date hereof, DMRX and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of DMRX and its Subsidiaries, taken as a whole, or which would require a payment by DMRX or its Subsidiaries in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

2. The environmental licenses, permits and authorizations that are material to the operations of DMRX and its Subsidiaries, taken as a whole, are in full force and effect.

3. Neither DMRX nor any of its Subsidiaries has released or caused to be released on or about the properties currently owned or leased by DMRX or any of its Subsidiaries (the "Properties") any (i) pollutants, (ii) contaminants, (iii) "Hazardous Substances," as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or (iv) "Regulated Substances," as that term in defined in Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of DMRX and its Subsidiaries, taken as a whole.

     (u) Brokers or Finders. Other than Schumacher, DMRX has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the Escrowed DMRX Shares and the New DMRX Shares.

     (v) Absence of Certain Commercial Practices. Neither DMRX nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of DMRX or its Subsidiaries, which DMRX or one of its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and neither DMRX nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers in violation of any applicable law or regulation.

     (w) Transactions with Directors and Officers. DMRX and its Subsidiaries do not engage in business with any Person in which any of DMRX's directors or officers has a material equity interest. No director or officer of DMRX owns any property, asset or right which is material to the business of DMRX and its Subsidiaries, taken as a whole.

     (x) Borrowing and Guarantees. DMRX and its Subsidiaries (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any Person.

6.     Representations  of  GPN.     GPN  represents  and  warrants  as follows:
       ------------------------

     (a) GPN has taken all necessary corporate action to authorize the execution of this Agreement and the transactions contemplated hereunder.

     (b) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of GPN; will violate, conflict with or result in the breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which GPN is a party or by which any of its property or assets may be bound; will result in the creation of any lien, charge or encumbrance upon the properties or assets of GPN, or will violate any judgment, order, injunction, decree or award against or binding upon GPN, or upon its securities, property or business.

     7.     Prohibited Acts.     Except as otherwise expressly set forth herein,
            ---------------
the Shareholders agree to cause DMRX not to do any of the following things prior to the Closing Date, and the Shareholders agree that prior to the Closing Date they will not request or permit DMRX to do any of the following things:

     (a) Declare or pay any dividends or other distributions on its stock or purchase or redeem any of its stock; or

     (b) Issue any stock or other securities, including any rights or options to purchase or otherwise acquire any of its stock, and shall not issue any notes or other evidences of indebtedness.

     8.     Resignation of Officers and Directors of DMRX.  Immediately prior to
            ----------------------------------------------
the Closing Date, all but one officer and director of DMRX will submit their resignations. Such remaining officer and director will appoint new management as directed by GPN so as to effect an orderly change of control. In connection therewith, such remaining director shall appoint other directors to the Board of Directors of DMRX. After such directors are appointed, the remaining officer and/or director of DMRX will resign and the Shareholders will subsequently effectuate the transfer of the Transferred DMRX Shares in accordance with the Closing.

     9.     Conditions  to  the  Obligations  of  GPN  and  the  Shareholders.
            ------------------------------------------------------------------

     (a) The obligations of GPN to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date of the following further conditions: (i) each of the representations and warranties of Schumacher, the Shareholders and DMRX contained in this Agreement, the Stock Exchange Agreement or in any written statement, exhibit, addendum, financial statement or schedule or other document delivered pursuant hereto or in connection with the transaction contemplated hereby shall be true in all respects as at the Closing Date, as required specifically herein, as if then made (except to the extent waived hereunder or as affected by the transactions contemplated hereby); (ii) the Shareholders and DMRX shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to at the Closing Date and GPN shall have been furnished with a certificate of the President and Treasurer of DMRX dated the Closing Date certifying in such details as GPN may reasonably request to the fulfillment of such conditions; and (iii) all documents and proceedings of the Shareholders, DMRX and GPN in connection with the transactions contemplated hereby shall have been approved as to form and substance by GPN and its legal counsel.

     (b) All of the representations and warranties of Schumacher, DMRX and the Shareholders contained in this Agreement, or any exhibit thereto shall have been acknowledged by DMRX and shall be true in all material respects on the Closing Date as if then made. All such representations and warranties shall survive the Closing Date of this transaction.

     (c) GPN shall have completed to its reasonable satisfaction a due diligence investigation of the books, records, assets and properties of DMRX and shall not have found anything which would adversely impact on the financial condition, operations or status of DMRX in the sole and absolute discretion of GPN.

     10.     Conditions  to  the  Obligations  of  DMRX  and  the  Shareholders.
             -------------------------------------------------------------------

     (a) The obligations of DMRX and the Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following further conditions; (i) each of the representations and warranties of GPN contained in this Agreement or in any written statement, exhibit, addendum, financial statement or schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true in all respects as at the Closing Date, as if then made (except to the extent waived hereunder or as affected by the transactions contemplated hereby); and (ii) GPN shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to the Closing Date (including without limitation the payment set forth herein).

     11.     Notices.     Any  notice which any of the parties hereto may desire
             -------
to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

If  to  DMRX  or  the  Shareholders:     DermaRx  Corporation
                                         400  Colorado  Blvd.
                                         Suite  420
                                         Denver,  CO  80222
                                         Facsimile  No.:  (303)  ____________
                                         Attn:  Maryanne  Carroll

If  to  GPN:                             GoPublicNow.com,  Inc.
                                         5000  Birch  Street
                                         West  Tower,  Suite  4900
                                         Newport  Beach,  CA  92660
                                         Facsimile  No.:  (949)  863-7998
                                         Attn:  Bruce  Berman

                                        Copy  to:

                                        Cutler  Law  Group
                                        610  Newport  Center  Drive
                                        Suite  800
                                        Newport  Beach,  CA  92660
                                        Facsimile  No.:  (949)  719-1988
                                        Attn:  M.  Richard  Cutler,  Esq.

     12.     Successors.     This  Agreement  shall be binding upon and inure to
             ----------
the benefit of the heirs, personal representatives and successors and assigns of the parties.

     13.     Choice  of  Law.     This Agreement shall be construed and enforced
             ---------------
in  accordance  with  the  laws  of  the  State  of  California.

     14.     Counterparts.     This  Agreement  may  be  signed  in  one or more
             ------------
counterparts,  all of which taken together shall constitute an entire agreement.

     15.     Entire  Agreement.  This  Agreement,  together  with  the  Exchange
             -----------------
Agreement, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DERMARX  CORPORATION                       GOPUBLICNOW.COM,  INC.,
a  Delaware  corporation                   a  Nevada  corporation


By: /s/ Maryanne Carroll                   By: /s/ Bruce A. Berman
Its:  Maryanne  Carroll,  President        Its:  Bruce  A.  Berman, President

SHAREHOLDERS  (OWNING  OR  REPRESENTING  NOT  LESS  51%  OF  THE  SHARES):

________________________________________________
Name:___________________________________________
Number  of  Shares:_________________________________

________________________________________________
Name:___________________________________________
Number  of  Shares:_________________________________

________________________________________________
Name:___________________________________________
Number  of  Shares:_________________________________

________________________________________________
Name:___________________________________________
Number  of  Shares:_________________________________

________________________________________________
Name:___________________________________________
Number  of  Shares:_________________________________

________________________________________________
Name:___________________________________________
Number  of  Shares:_________________________________

________________________________________________
Name:___________________________________________
Number  of  Shares:_________________________________